Exhibit 99(a)

11/26 Introduction from Dave Kundert on New Policies and Procedures

Dear Colleagues,

I am pleased to tell you that substantial progress has been achieved in implementing wide-ranging changes in policies and procedures in the One Group mutual fund family. Already strong processes at One Group – including a 100 percent independent Board of Trustees – have been enhanced by implementing additional best practices generated from the public dialogue over the last few months.

I have detailed these changes in a separate letter, which has been posted on the One Group website, www.onegroup.com.

We are continuing to cooperate with the investigations by the SEC and the New York Attorney General. As expected, we have been told to anticipate enforcement action against Bank One’s mutual fund advisor. However, we are optimistic that we can avoid regulatory litigation and reach an amicable resolution with the regulators over the next several months.

We continue to work with the One Group Board of Trustees to improve the way we do business, and to earn the confidence of our mutual fund shareholders every day.

Dave Kundert

11/26 Message from Dave Kundert, President of One Group Mutual Funds

Dear Colleagues:

I am pleased to announce that the Board of Trustees of One Group Mutual Funds has approved a series of new policies and procedures designed to strengthen governance and control over the funds and better protect the interests of fund investors.

While there were already a number of excellent practices in place at One Group – including a 100 percent independent Board of Trustees – the recent improvements mean that an even better job will be done for One Group shareholders. The changes described below were drawn from numerous regulatory and legislative proposals as well as from the public dialogue over the last few months. Changes won’t stop there as efforts continue to identify and implement additional best practices for One Group shareholders.

The changes fall into four general areas as follows:

1.	Governance and Management Structure

The One Group Board of Trustees, which is comprised of seven fully independent members, already stands out among mutual fund boards. The following measures adopted with respect to governance and management structure build upon this strength:

•	The One Group Board of Trustees previously adopted Sarbanes-Oxley mandated disclosure controls and procedures. It now has also adopted a Sarbanes-Oxley Code of Ethics for Senior Financial Officers and has designated Audit Committee financial experts. All breaches of the Code of Ethics, breaches of fiduciary duty and material violations of federal securities laws will be reported to the Audit Committee, which has been designated as a Qualified Legal Compliance Committee under Sarbanes-Oxley.

•	While there has always been a compliance function for Bank One’s mutual fund business, One Group has created a dedicated Chief Compliance Officer position reporting directly to the One Group Board of Trustees. This position will be filled shortly. In addition, a new Chief Legal Officer has been named, who also will report directly to the One Group Board of Trustees. Both positions also will be within the Bank One structure.

2.	Trading Practices

•	Trading restrictions have been clarified and enhanced monitoring has been put in place, including regular reviews by the One Group Chief Compliance Officer and regular reporting to the One Group Board of Trustees.

•	Redemption fees, already in place for International Equity Index, Diversified International and Market Neutral funds, and effective for the High Yield Bond Fund as of December 1, 2003, will also be put in place for the Technology Fund and the Health Sciences Fund beginning April 1, 2004. Application of the redemption fees will be reviewed by the One Group Chief Compliance Officer, with regular reporting to the One Group Board of Trustees.

•	Internal training of employees has been expanded and will include mandatory sessions on the One Group’s revised policies and procedures. Enhanced training of portfolio managers, sales personnel and others has already occurred.

•	Since One Group Funds are sold through a number of third parties, such as broker-dealers, all such parties will be required to provide written assurances that they have the ability to monitor trades, apply redemption fees and adhere to the Funds’ designated trading cutoff times in compliance with One Group’s trading policies. Formal requests for such assurances have already been sent out.

•	In order to facilitate monitoring of trading in One Group mutual funds by employees of the investment advisor and mutual fund service companies, all such employees will be allowed to buy One Group funds only through Banc One Securities Corporation accounts or directly through One Group. They also will be required to hold any One Group funds for at least 90 days.

•	The contracts that One Group uses with broker-dealers and other sellers of One Group Funds are being amended to enhance the enforcement of rules against late trading.

•	One Group is retaining a specialized service provider to enhance the application of fair valuation methods to the One Group international funds.

3.	Transparency and Disclosure

•	Like most firms in the industry, Banc One Investment Advisors has in the past had soft dollar arrangements for research services such as Bloomberg and FactSet. While these arrangements are customary, they may reduce transparency of trading costs for clients, including mutual funds. Therefore, Banc One Investment Advisors will renegotiate these research service arrangements so that they are paid for in cash by Banc One Investment Advisors, not the One Group Funds or other clients.

•	The portfolio holdings of One Group funds will be disclosed to all investors on a quarterly basis via the Funds’ website. In addition, a current schedule of portfolio holdings for One Group Money Market Funds and One Group Institutional Money Market Funds will be available upon request. (One Group portfolio holdings have already been posted on the Funds’ website and will be updated quarterly.)

•	Quarterly disclosure of proxy voting information will go into effect in January of 2004, allowing One Group investors to see all proxy votes for all securities owned by the Funds. This is in advance of the required annual disclosure, which is scheduled to begin under SEC rules in August of 2004.

•	At present, regulations require annual disclosure in the Funds’ Statement of Additional Information of One Group mutual fund holdings by members of the Board of Trustees. One Group will now require similar disclosure from all of its portfolio managers.

•	The compensation structure for portfolio managers will be disclosed in the prospectuses for the Funds. Compensation is and will continue to be directly tied to fund investment performance, without regard to asset levels, sales or earnings.

•	Shareholders will be provided with more explicit information about actual expenses in dollars for advisory fees, administrative fees and other expenses. The annual and semi-annual reports of the Funds will illustrate these fee breakdowns based upon a standardized investment amount with actual fund returns applied, as well as fee breakdowns assuming a hypothetical return of 5% per year.

•	A summary of information on revenue sharing payments will be disclosed in the Funds’prospectus. Additional information, including the total amount paid by Banc One Investment Advisors and its affiliates to sellers of One Group funds, will be disclosed in the Statement of Additional Information. Detailed information on revenue sharing arrangements also will be provided to the One Group Board of Trustees for its review.

4.	Investor Education

•	To assist investors in making informed decisions between mutual fund Class A shares and Class B shares, One Group will set the maximum investment level for individual purchases of Class B shares at $99,999. This means that regardless of the policy otherwise applied by the broker-dealers with respect to Class B shares of other fund families, individual purchases of One Group funds in amounts of $100,000 or more should not be made in Class B shares.

•	To improve investor awareness of breakpoints, One Group will use standard language in the prospectus and on the website explaining more fully the availability of breakpoints, and will include sales charges and enhanced language describing the availability of breakpoints on confirmations for direct sales.

•	Additional user-friendly shareholder education materials will be provided including a program of easy-to-understand information for investors.

We believe these actions represent important steps, but also recognize there is more to do. One Group will continue to identify and apply the highest industry standards as part of an ongoing commitment to investors

Dave Kundert